EXHIBIT 10.1

Appendix 1

RULES OF

THE SAVVIS INC SAVINGS-RELATED SHARE OPTION SUB-PLAN

(TO THE SAVVIS INC 2003 INCENTIVE COMPENSATION PLAN)

Approved by the Committee on March 3, 2008

Approved by HM Revenue & Customs on March 10, 2008 under reference SRS [    ]

Hill House

1 Little New Street

London EC4A 3TR

TABLE OF CONTENTS

Rules of The SAVVIS, Inc. Savings-Related Share Option Sub-Plan		2

1.	Interpretation and Construction	2

2.	Inapplicable Plan Terms	7

3.	Application for Sub-Plan Options	7

4.	Scaling Down	9

5.	Grant of Sub-Plan Options	10

6.	Rights To Exercise Sub-Plan Options	11

7.	Lapse of Sub-Plan Options	13

8.	Takeover, reconstruction and liquidation	13

9.	Manner of Exercise	15

10.	Issue or Transfer of Shares	16

11.	Adjustments	16

12.	Administration	17

13.	Alterations	18

14.	General	18

Rules of The SAVVIS, Inc. Savings-Related Share Option Sub-Plan

1.	INTERPRETATION AND CONSTRUCTION

1.1	Definitions

In this Sub-Plan, the following words and expressions shall bear, unless the context otherwise requires, the meanings set out below. Any words and expressions not defined below shall be governed by the meanings in the Plan.

“Associated Company”	an associated company of the Company within the meaning of the expression in paragraph 47 of Schedule 3;

“Bonus”	any sum payable to a Sub-Plan Option Holder by way of a terminal bonus on completion of a Sharesave Contract;

“Bonus Date”	in respect of any Sub-Plan Option, the earliest date on which a Bonus becomes payable under the related Sharesave Contract being the Maximum Bonus or the Standard Bonus as the case may be;

“Close Company”	a close company as defined in section 414(1) of the Taxes Act as varied by paragraph 11(4) of Schedule 3;

“Compromise”	a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, which the court sanctions under section 425 of the Companies Act 1985 or any overseas legislation which is accepted by HM Revenue & Customs as being equivalent;

“Control”	the meaning given by section 719 of ITEPA;

“Date of Invitation”	the date on which the Grantor invites applications for Sub-Plan Options;

“Dealing Day”	any day on which the stock exchange on which the Company’s shares are listed is open for the transaction of business;

“Eligible Employee”

any individual who at the Date of Invitation:

(a)     is a director or employee of a Participating Company on terms which, if he is a director, require him to devote at least 25 hours a week, to his duties (excluding meal breaks); and

(i)      has such qualifying period (if any) of continuous service (being a period commencing not earlier than five years prior to the Grant Date) as the Grantor may determine; and

(ii)     is subject to income tax under sections 15 and 21 ITEPA; or

(b)     any other individual who is nominated by the Grantor as a director or employee of a Participating Company (or who is nominated as a member of a category of such directors or employees);

in each case excluding any person who has at the Grant Date, or has had within the preceding twelve months, a Material Interest in a Close Company which is:

(i)      the Company; or

(ii)     a company which has Control of the Company or is a Member of a Consortium which owns the Company;

“Employees’ Share Scheme”	the meaning given by section 743 of the Companies Act 1985;

“Grant Date”	the date on which the Grantor grants a Sub-Plan Option to an Eligible Employee;

“Grantor”	the Compensation Committee of the Board of Directors of SAVVIS, Inc. (acting on behalf of the Company) or the Trustees acting on the recommendation or with the consent of the Committee (as the case may be);

“Group Member”	the Company, any Participating Company and a body corporate which is a Subsidiary of the Company’s holding company;

“ITEPA”	the Income Tax (Earnings and Pensions) Act 2003;

“Market Value”

in relation to a Share on any day

(a)     if the Shares are listed on the Official List or some other Recognised Exchange, their closing middle market quotation (as derived from the Daily Official List or equivalent) for the Dealing Day; or

(b)     otherwise, its market value, determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with HM Revenue & Customs Shares Valuation;

and, for the avoidance of doubt, all references to Market Value in the Sub-Plan shall be to Market Value and not to Fair Market Value as defined in the Plan;

“Material Interest”	the meaning given by paragraph 11 of Schedule 3;

“Maximum Bonus”	the Bonus payable two years after the completion of 60 Monthly Contributions under a five-year Sharesave Contract;

“Maximum Contribution”

the lesser of:

(a)     such maximum Monthly Contribution as may be permitted pursuant to paragraph 25 of Schedule 3; or

(b)     such maximum Monthly Contribution as may be determined from time to time by the Grantor;

“Member of a Consortium”	the meaning given by paragraph 48(2) of Schedule 3;

“Minimum Contribution”	£5 or such other amount as the Grantor may determine from time to time but not exceeding the minimum monthly contribution specified in paragraph 25(3)(b) of Schedule 3;

“Monthly Contributions”	monthly contributions agreed to be paid by a Sub-Plan Option Holder under the Sharesave Contract;

“NASDAQ”	the National Association of Securities Dealers Automated Quotations;

“Official List”	the Official List of the UK Listing Authority acting in its capacity as the relevant competent authority under the Official Listing of Securities (Change of Competent Authority) Regulations 2000;

“Ordinary Share Capital”	the meaning given by section 832(1) of the Taxes Act;

“Participating Company”	(a) the Company; and (b) any other company which is under the Control of the Company and is a Subsidiary of the Company, except one which the Board has determined shall not be a Participating Company;

“Plan”	the Savvis, Inc. Amended and Restated 2003 Incentive Compensation Plan in its present form or as from time to time amended in accordance with its provisions;

“Recognised Exchange”	a recognised stock exchange within the meaning of section 841 of the Taxes Act or a recognised investment exchange within the meaning of the Financial Services and Markets Act 2000;

“Repayment”	in relation to a Sharesave Contract, the aggregate of the Monthly Contributions which the Sub-Plan Option Holder has made and, subject to Rule 3.2(e) (Contents of Invitation) , any Bonus due at the Bonus Date;

“Rules”	the Rules of the Plan;

“Schedule 3”	Schedule 3 to ITEPA

“Scheme-Related Employment”	the office or employment by reference to which a Sub-Plan Option Holder is eligible to participate in the Sub-Plan within the meaning of paragraph 10 of Schedule 3;

“Share”	a share in the Ordinary Share Capital of the Company which satisfies the conditions specified in paragraphs 18-22 of Schedule 3;

“Sharesave Contract”	a contract under a certified SAYE savings arrangement (within the meaning of section 703(2) of the Income Tax (Trading and Other Income) Act 2005) approved by HM Revenue & Customs for the purpose of Schedule 3 and entered into in connection with the grant of a Sub-Plan Option under the Sub-Plan;

“Specified Age”	65 years of age;

“Standard Bonus”

(a) for a three-year Sharesave Contract, the Bonus payable after completion of 36 Monthly Contributions; and

(b) for a five-year Sharesave Contract, the Bonus payable after completion of 60 Monthly Contributions;

“Subsidiary”	the meaning given by sections 736 and 736A of the Companies Act 1985;

“Sub-Plan”	the Savvis, Inc. Amended and Restated 2003 Incentive Compensation Plan in its present form or as from time to time amended in accordance with its provisions, as modified by the terms of this Appendix 1;

“Sub-Plan Option Holder”	a director or employee, or former director or employee, to whom a Sub-Plan Option has been granted or (where the context so admits or requires) the personal representatives of any such person;

“Sub-Plan Option”	a right to acquire Shares under the Sub-Plan which is either subsisting or (where the context so admits or requires) is proposed to be granted;

“Sub-Plan Option Price”

the price per Share, as determined by the Grantor, at which an Eligible Employee may acquire Shares upon the exercise of a Sub-Plan Option being not less than the higher of:

(a)     80 per cent of the Market Value of a Share on the Date of Invitation (or 80 per cent of the average Market Value of a Share on the Date of Invitation and the two immediately preceding Dealing Days or 80 per cent of the Market Value at such other time or times as may be determined by the Grantor and agreed in advance in writing with HM Revenue & Customs); and

(b)     if the Shares are to be subscribed, their nominal value

subject to any adjustment pursuant to Rule 11 (Adjustments);

“Sub-Plan Rules”	the rules of the Sub-Plan;

“Taxes Act”	the Income and Corporation Taxes Act 1988;

“Trustees”	the trustees for the time being of any employee benefit trust established for the benefit of all or substantially all of the Eligible Employees;

1.2	Construction

(a)	words and expressions not otherwise defined herein have the same meaning they have in the Taxes Act or ITEPA (as the case may be);

(b)	where the context so admits or requires words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine;

(c)	reference in the Rules to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and shall include any regulations made thereunder. The Interpretation Act 1978 shall apply to these Rules on the same basis as if they were an Act of Parliament; and

(d)	the headings in the Rules are for the sake of convenience only and should be ignored when construing the Rules.

2.	INAPPLICABLE PLAN TERMS

2.1	The following terms of the Plan shall not be applicable to the grant of Sub-Plan Options under the Sub-Plan:

Section 3.4	Deferral Arrangement

Section 5.2	Term

Section 5.3	Amendment and Termination of the Plan

Section 6.1	Company or Subsidiary Employees; Service Providers; Other Persons

Section 8.3	Term

Section 8.6	Method of Exercise

Section 9.1	Transferability of Options

Section 9.2	Family Transfers

Section 10	Stock Appreciation Rights

Section 11	Restricted Stock and Stock Units

Section 12	Unrestricted Stock Awards

Section 13	Forms of Payment for Options and Restricted Stock

Section 14	Dividend Equivalent Rights

Section 15	Performance and Annual Incentive Awards

2.2	This Sub-Plan only permits the grant of stock options as defined by Rules 2.25 of the Plan Rules. No other forms of Award is permissible. Sub-Plan Options will be granted under the terms of these Sub-Plan Rules and in the event of any conflict between the Plan and the Sub-Plan, the Rules of the Sub-Plan will take precedence.

3.	APPLICATION FOR OPTIONS

3.1	Issue of Invitations

The Grantor may, at any time following both adoption of the Sub-Plan by the Committee and approval of the Sub-Plan by HMRC, invite applications for Sub-Plan Options from Eligible Employees.

3.2	Contents of Invitation

Any invitation to apply for Sub-Plan Options shall be sent in writing to all Eligible Employees and shall include details of:

(a)	eligibility;

(b)	the Sub-Plan Option Price or the mechanism by which the Sub-Plan Option Price will be notified to Eligible Employees (which for the avoidance of doubt, may be different in respect of three, five and/or seven year Sharesave Contracts);

(c)	the Maximum Contribution payable;

(d)	whether the Eligible Employees may elect for a three, five or seven year Sharesave Contract;

(e)	whether, for the purpose of determining the number of Shares over which a Sub-Plan Option is to be granted, the Repayment under the Sharesave Contract is to be taken as including the Maximum Bonus, the Standard Bonus, or no Bonus;

(f)	the date by which applications made pursuant to Rule 3.3 (Application for Sharesave Contract) must be received (being neither earlier than 14 days nor later than 21 days after the Date of Invitation), and the Grantor may determine and include in the invitations details of the maximum number of Shares over which applications for Sub-Plan Options are to be invited.

3.3	Application for Sharesave Contract

Applications for Sub-Plan Options must incorporate or be accompanied by an application for a Sharesave Contract.

3.4	Contents of Application

An application for a Sub-Plan Option shall be in writing or in electronic format and in such form as the Grantor may from time to time prescribe save that it shall provide for the applicant to state:

(a)	the Monthly Contributions (being a multiple of £1 and not less than the Minimum Contribution which he wishes to make under the Sharesave Contract to be made in connection with the Sub-Plan Option for which application is made;

(b)	that his proposed Monthly Contributions (when taken together with any monthly contributions he makes under any other Sharesave Contract) will not exceed the Maximum Contribution;

(c)	if Eligible Employees may elect for a three, five or seven year Sharesave Contract, his election in that respect.

3.5	Provision for Scaling Down

Each application for a Sub-Plan Option shall provide that, in the event of excess applications, each application shall be deemed to have been modified or withdrawn in accordance with the steps taken by the Grantor to scale down applications pursuant to Rule 4 (Scaling Down).

3.6	Selection of Savings Carrier

Proposals for a Sharesave Contract shall be limited to such building society or bank as the Grantor may designate.

3.7	Number of Shares Applied for

Each application shall be deemed to be for a Sub-Plan Option over the largest whole number of Shares which can be acquired at the Sub-Plan Option Price with the expected Repayment at the Bonus Date under the Sharesave Contract entered into in connection with the Sub-Plan Option.

3.8	Multiple Applications

Eligible Employees may apply for more than one Sub-Plan Option in response to any invitation. However, where an Eligible Employee applies for more than one Sub-Plan Option, he shall be deemed for the purposes of Rule 4 (Scaling Down) to have applied for a single Sub-Plan Option.

4.	SCALING DOWN

4.1	Process for Scaling Down

If valid applications are received for a total number of Shares in excess of any maximum number of Shares determined by the Grantor pursuant to Rule 3.2 (Contents of Invitation), or any limitation under clauses 4 (Stock Subject to the Plan) or 6.3 (Limitation on Shares of Stock Subject to Awards and Cash Awards) of the Rules, the Grantor shall scale down applications by taking, at its absolute discretion, any of the following steps until the number of Shares available equals or exceeds such total number of Shares applied for provided always that in reducing the number of Shares applied for, any adjustments shall ensure that an Eligible Employee’s Monthly Contribution remains a multiple of £1:

(a)	by treating any elections for the Maximum Bonus as elections for the Standard Bonus and then, so far as necessary, by reducing the proposed Monthly Contributions pro rata to the excess over such amount as the Grantor shall determine for this purpose being not less than £5 and then, so far as necessary selecting by lot; or

(b)	by treating each election for a Bonus as an election for no Bonus and then, so far as necessary, by reducing the proposed Monthly Contributions pro rata to the excess over such amount as the Grantor shall determine for this purpose being not less than £5 and then, so far as necessary, selecting by lot; or

(c)	by reducing the proposed Monthly Contributions pro rata to the excess over such amount as the Grantor shall determine for this purpose being not less than £5 and then, so far as necessary, selecting by lot.

4.2	Cancellation of Offer

If the number of Shares available is insufficient to enable a Sub-Plan Option based on Monthly Contributions of £5 a month to be granted to each Eligible Employee making a valid application, the Grantor may, as an alternative to selecting by lot, determine in its absolute discretion that no Sub-Plan Options shall be granted.

4.3	Modification of Process

If the Grantor so determines, the provisions in Rules 4.1(a), 4.1(b) and 4.1(c) may be modified or applied in any manner as may be agreed in advance with the HM Revenue & Customs.

4.4	Extension of Grant Period

If, in applying the scaling down provisions contained in this Rule 4, Sub-Plan Options cannot be granted within the 30 day period referred to in Rule 5.1 (Grant Date), the Grantor may extend that period by a maximum of twelve days.

5.	GRANT OF SUB-PLAN OPTIONS

5.1	Grant Date

Within 30 days, or if Rule 4 (Scaling Down) applies, 42 days, of the earliest date by reference to which the Sub-Plan Option Price is determined, the Grantor shall grant to each Eligible Employee who has submitted a valid application (within any applicable time limit), a Sub-Plan Option over the largest whole number of Shares which can be acquired at the Sub-Plan Option Price with the expected Repayment (and any applicable Bonus) under that Eligible Employee’s Sharesave Contract at the applicable Bonus Date.

5.2	Persons to whom Sub-Plan Options may not be granted

No Sub-Plan Option shall be granted to any person if at the Grant Date that person shall have ceased to be an Eligible Employee.

5.3	Issue of Sub-Plan Option Certificate

As evidence of the grant of a Sub-Plan Option, the Company shall execute a document, which may be in respect of an individual Sub-Plan Option or any number of Sub-Plan Options granted at the same time. This document shall be sealed or executed in such a manner as to take effect in law as a legally binding obligation of the Company. As soon as practicable after the Grant Date, the Company shall issue to each Sub-Plan Option Holder an option certificate in such form (consistent with the provisions of the Sub-Plan) as the Grantor may from time to time prescribe. Each such certificate shall specify the Grant Date of the Sub-Plan Option, the number and class of Shares over which the Sub-Plan Option is granted, the Bonus Date and the Sub-Plan Option Price.

5.4	Limit on Contributions

No Eligible Employee shall be granted a Sub-Plan Option to the extent it would at the proposed Grant Date cause the aggregate amount of his contributions under all Sharesave Contracts to exceed the Maximum Contribution.

5.5	Non-Transferability

Subject to the rights of exercise by a Sub-Plan Option Holder’s personal representatives pursuant to Rule 6.6 (Death), every Sub-Plan Option shall be personal to the Sub-Plan Option Holder to whom it is granted and shall not be transferable or in any way alienable.

5.6	Sub-Plan Options granted Free of Charge

No amount shall be paid in respect of the grant of a Sub-Plan Option.

5.7	Approvals

The grant of a Sub-Plan Option or the delivery of any Shares following its exercise shall be subject to obtaining any approval or consent required under any applicable laws, regulations or governmental authority and the requirements of the UK Listing Authority, or any other securities exchange on which the Shares are traded.

6.	RIGHTS TO EXERCISE SUB-PLAN OPTIONS

6.1	No exercise before Bonus Date

Save as provided in Rules 6.6 (Death), 6.7 (Retirement), 6.8 (Termination of Employment), and 8 (Takeover), a Sub-Plan Option shall not be exercised earlier than the Bonus Date under the relevant Sharesave Contract.

6.2	No exercise more than six months after Bonus Date

Save as provided in Rule 6.6 (Death), a Sub-Plan Option shall not be exercised later than six months after the Bonus Date under the relevant Sharesave Contract.

6.3	Partial Exercise

A Sub-Plan Option may be exercised in part only, however, if such partial exercise occurs the unexercised part shall lapse at the date of exercise.

6.4	Requirement of Continued Employment

Save as provided in Rules 6.6 (Death), 6.8 (Termination of Employment), and Rule 8 (Takeover), a Sub-Plan Option Holder may exercise a Sub-Plan Option only while he continues to hold a Scheme-Related Employment.

6.5	Sub-Plan Option Holder with Material Interest

A Sub-Plan Option Holder may not exercise a Sub-Plan Option if he has, or has had at any time within the twelve month period preceding the date of exercise, a Material Interest in the issued Ordinary Share Capital of a Close Company which is the Company or a company which has Control of the Company or is a Member of a Consortium which owns the Company.

6.6	Death of the Sub-Plan Option Holder

The personal representatives of a deceased Sub-Plan Option Holder may exercise his Sub-Plan Option to the extent of the Repayment due under the Sharesave Contract at the date of death within:

(a)	one year following the date of his death, if such death occurs before the Bonus Date;

(b)	one year following the Bonus Date if such death occurs on or within six months of the Bonus Date.

6.7	Retirement

Subject to Rule 6.2 (No exercise more than six months after the Bonus Date), a Sub-Plan Option may be exercised by a Sub-Plan Option Holder, to the extent of the Repayment due under the Sharesave Contract, within six months of the date on which he reaches the Specified Age, if he continues after that date to hold a Scheme-Related Employment.

6.8	Termination of Employment

A Sub-Plan Option may, to the extent of the Repayment due under the Sharesave Contract at the date of cessation, be exercised by a Sub-Plan Option Holder within six months following his cessation of a Scheme-Related Employment by reason of:

(a)	injury or disability proved to the satisfaction of the Grantor;

(b)	pregnancy, but only if cessation of office or employment is more than three years after the Grant Date;

(c)	redundancy within the meaning of the Employment Rights Act 1996;

(d)	retirement on or after reaching the Specified Age or any other age at which he is bound to retire in accordance with the terms of his contract of employment;

(e)	his office or employment being in a Participating Company of which the Company ceases to have Control, provided that the Sub-Plan Option Holder is employed by the Participating Company immediately prior to such change of Control; or

(f)	the transfer or sale of the undertaking or part-undertaking in which he is employed to a person who is neither an Associated Company nor a company under the Control of the Company, provided the Sub-Plan Option Holder is employed by a Participating Company immediately prior to such transfer or sale.

6.9	Pregnancy

For the purpose of this Rule 6.9, a woman who leaves employment due to pregnancy will be regarded as having left on the earliest of,

(a)	the date she notifies her employer of her intention not to return,

(b)	where she is entitled to additional maternity leave, the last day of the twenty nine week period beginning with the week of childbirth (or, where the employee takes up to four weeks’ parental leave immediately following this period, the last day of this period of parental leave),

(c)	where she is not entitled to additional maternity leave (and provided she has fulfilled any other criteria in this regard) the last day of the eighteen week period beginning with the week of childbirth, and

(d)	any other date specified by the terms of her office or employment.

6.10	Sub-Plan Option Holder ceasing to be employed by Participating Company

If a Sub-Plan Option Holder ceases to be a director or employee of a Participating Company, but on the Bonus Date is an employee or director of an Associated Company or a company of which the Company has Control, he may exercise his Sub-Plan Option within six months of that date.

6.11	Transfer of Employment within Group

No person shall be treated for the purposes of this Rule 6.11 as ceasing to hold an office or employment by virtue of which that person is eligible to participate in the Sub-Plan until that person ceases to hold any office or employment in the Company or any Associated Company or any company of which the Company has Control.

7.	LAPSE OF SUB-PLAN OPTIONS

7.1	General

Options	shall lapse upon the occurrence of the earliest of the following events:

(a)	subject to Rule 7.1(c) (lapse following death), six months after the Bonus Date under the Sharesave Contract entered into in connection with the Sub-Plan Option;

(b)	before a Sub-Plan Option has become capable of being exercised, the Sub-Plan Option Holder giving notice that he intends to stop paying Monthly Contributions, or being deemed under the terms of the Sharesave Contract to have given such notice by making an application for repayment of the Monthly Contributions;

(c)	where the Sub-Plan Option Holder dies before the Bonus Date, twelve months after the date of death, and where the Sub-Plan Option Holder dies in the period of six months after the Bonus Date, twelve months after the Bonus Date;

(d)	the expiry of any of the periods specified in Rule 6.8 (Termination of Employment) (save that if at the time any of the applicable periods under Rule 6.8 expire, time is running under the period in Rule 6.6 (Death), the Sub-Plan Option shall not lapse by reason of this Rule 7(d) until the expiry of the period under Rule 6.6);

(e)	any of the dates specified in Rule 8 save where an Option is released in consideration of the grant of a New Option pursuant to Rule 8.6 (Exchange of Sub-Plan Options);

(f)	the Sub-Plan Option Holder ceasing to hold an office or employment with a Participating Company or an Associated Company, howsoever that cessation occurs whether lawful or unlawful, in any circumstances other than :

(i)	where the cessation of office or employment arises on any of the grounds specified in Rules 6.6 (Death) or 6.8 (Termination of Employment); or

(ii)	where the cessation of office or employment arises on any ground whatsoever during any of the periods specified in Rule 8 (Takeover);

(g)	subject to Rule 8.4 (Liquidation), the passing of an effective resolution, or the making of an order by the Court, for the winding-up of the Company;

(h)	the Sub-Plan Option Holder being deprived (otherwise than on death) of the legal or beneficial ownership of the Sub-Plan Option by operation of law, or doing or omitting to do anything which causes him to be so deprived or he becomes bankrupt.

8.	TAKEOVER, RECONSTRUCTION AND LIQUIDATION

8.1	General Offer

Subject to Rule 8.5 (Mandatory Exchange), if any person makes either:

(a)	a general offer to acquire the whole of the issued Ordinary Share Capital (which is either unconditional or is made on a condition such that if it is satisfied the person making the offer will have Control of the Company); or

(b)	a general offer to acquire all the shares in the Company which are of the same class as the Shares

(in either case disregarding any shares already owned by it or by any company associated with it), a Sub-Plan Option will lapse on the date when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

8.2	Control

For the purposes of Rule 8.1 a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

8.3	Compromise

Subject to Rule 8.5 (Mandatory Exchange), if a Compromise is proposed the following applies:

(a)	the Company shall notify all Sub-Plan Option Holders at the same time as it sends notices to shareholders of the Company calling the meeting to consider the Compromise that any Sub-Plan Options already exercisable in accordance with the Rules of the Sub-Plan may then be exercised;

(b)	a Sub-Plan Option, to the extent unexercised or unexercisable in accordance with the Rules of the Sub-Plan, shall lapse on the Compromise being sanctioned by the Court and becoming effective pursuant to the laws governing the Compromise; and

(c)	after exercising a Sub-Plan Option the Sub-Plan Option Holder shall transfer or otherwise deal with the Shares issued to him so as to place him in the same position (so far as possible) as would have been the case if such Shares had been subject to the Compromise.

8.4	Liquidation

If notice is duly given of a resolution for the voluntary winding-up of the Company, the Company shall notify all Sub-Plan Option Holders. Subject to Rule 8.6 (Mandatory Exchange), Sub-Plan Options which are already exercisable in accordance with the Rules of the Sub-Plan may then be exercised until the resolution is duly passed or defeated or the meeting concluded or adjourned indefinitely. If the resolution is duly passed all Sub-Plan Options shall, to the extent that they have not been exercised, lapse immediately.

8.5	Mandatory Exchange

Rules 8.1, and 8.3 shall not apply where:

(i)	the events are part of a scheme or arrangement whereby Control of the Company is obtained by another company (“the Acquiring Company”);

(ii)	immediately after the Acquiring Company obtains Control, the issued ordinary share capital of the Acquiring Company is owned materially (at least 75 per cent) by the same persons who were equity shareholders of the Company immediately prior to the Acquiring Company obtaining Control;

(iii)	the Acquiring Company agrees to grant New Options in accordance with Rule 8.6 (Exchange of Sub-Plan Options) in consideration for the release of any Sub-Plan Options which have not lapsed.

8.6	Exchange of Sub-Plan Options

If any of the events specified in Rules 8.1 or 8.3 occur, any Sub-Plan Option Holder may at any time in advance of the Sub-Plan Option lapsing, by agreement with the relevant company, release any Sub-Plan Option which has not lapsed (“the Old Option”) in consideration of the grant to him of a Sub-Plan Option (“the New Option”) which is equivalent to the Old Option but relates to shares in a different company falling within paragraph 18(b) or (c) of Schedule 3 (whether the company which has obtained Control of the Company itself or some other company).

8.7	Meaning of “equivalent”

The New Option shall not be regarded for the purposes of Rule 8.6 as equivalent to the Old Option unless the conditions set out in paragraph 39(4) of Schedule 3 are satisfied, but so that the provisions of the Sub-Plan shall for this purpose be construed as if:

(a)	the New Option were an option granted under the Sub-Plan at the same time as the Old Option; and

(b)	except for the purposes of the definitions of “Participating Company” and “Subsidiary” in Rule 1.1, the reference to Savvis, Inc in the definition of “the Company” in Rule 1.1 were a reference to the different company mentioned in Rule 8.6.

9.	MANNER OF EXERCISE

9.1	Limitation to Repayment under Savings Contract

A Sub-Plan Option may only be exercised during the periods specified in Rules 6 and 8, and only with monies not exceeding the amount of the Repayment under the Sharesave Contract as at the date of such exercise. For this purpose, no account shall be taken of such part (if any) of the Repayment, of any Monthly Contribution, the due date for the payment of which under the Sharesave Contract arises after the date of the Repayment.

9.2	Procedure on Exercise

A Sub-Plan Option may be exercised, in whole or in part, subject to applicable law, by the delivery in writing or in electronic format and in such form as the Grantor may from time to time prescribe, to the Secretary of the Company or its duly appointed agent of the following:

(a)	an option certificate covering at least all of the Shares over which the Sub-Plan Option is then to be exercised;

(b)	the notice of exercise in the prescribed form duly completed and signed by the Sub-Plan Option Holder (or by his duly authorised agent); and

(c)	a remittance for the aggregate Sub-Plan Option Price, or authority to the Company to withdraw and apply monies from the Sharesave Contract equal to the aggregate Sub-Plan Option Price, payable in respect of the Shares over which the Sub-Plan Option is to be exercised.

10.	ISSUE OR TRANSFER OF SHARES

10.1	Allotment of Shares

Subject to Rule 10.3 (Regulatory Consents), Shares to be issued pursuant to the exercise of a Sub-Plan Option shall be allotted within 30 days following the effective date of exercise of the Sub-Plan Option.

10.2	Transfer of Shares

Subject to Rule 10.3 (Regulatory Consents), the Grantor shall procure the transfer of any Shares to be transferred pursuant to the exercise of a Sub-Plan Option within 30 days following the effective date of exercise of the Sub-Plan Option.

10.3	Regulatory Consents

The allotment or transfer of any Shares under the Sub-Plan shall be subject to obtaining any such approval or consent as is mentioned in Rule 5.8 (Approvals).

10.4	Rights of Newly Issued Shares

Shares to be issued pursuant to the Sub-Plan will rank pari passu in all respects with the Shares then in issue, except that they will not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.

10.5	Rights of Transferred Shares

Shares to be transferred pursuant to the Sub-Plan will be transferred free of all liens, charges and encumbrances and together with all rights attaching thereto, except they will not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.

10.6	Admission of Shares to Listing

If and so long as the Shares are admitted to listing on NASDAQ, the Company shall apply to the relevant authorities for admission to trading of any Shares issued pursuant to the Sub-Plan as soon as practicable after the allotment thereof.

11.	ADJUSTMENTS

11.1	Variation of Share Capital

The number of Shares over which a Sub-Plan Option is granted and the Sub-Plan Option Price thereof (and where a Sub-Plan Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired) shall be adjusted in such manner as the Grantor shall determine following any capitalisation issue, rights issue, subdivision, consolidation or reduction of share capital to the intent that (without involving a Sub-Plan Option Price calculated to more than two places of decimals) the aggregate Sub-Plan Option Price payable in respect of a Sub-Plan Option shall remain unchanged, provided that no adjustment made pursuant to this Rule 11.1, shall be made without the prior approval of the HM Revenue & Customs (so long as the Sub-Plan is approved by HM Revenue & Customs).

11.2	Notification to Option Holders

The Board may take such steps as it may consider necessary to notify Sub-Plan Option Holders of any adjustment made under this Rule 11 and to call in, cancel, endorse, issue or reissue any option certificate subsequent upon such adjustment.

12.	ADMINISTRATION

12.1	Notices and Communications

Any notice or other communication under, or in connection with, the Sub-Plan may be given by personal delivery or by sending the same by electronic means or by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment. Where a notice or other communication is given by post, it shall be deemed to have been received 72 hours after it was put in the post properly addressed and stamped and if by electronic means, when the sender receives electronic confirmation of delivery or if not available 24 hours after sending the notice.

12.2	Replacement of Option Certificate

If any option certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Grantor may require.

12.3	Availability of Shares

The Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy all Sub-Plan Options under which Shares may be subscribed or procure that sufficient Shares are available for transfer to satisfy all Sub-Plan Options under which Shares may be acquired.

12.4	Decision of Board

The Sub-Plan shall be administered by the Committee. The Committee shall have full authority, consistent with the Sub-Plan, including authority to interpret and construe any provision of the Sub-Plan, to amend the Sub-Plan to correct any errors or mistakes of procedure, and to adopt such regulations for administering the Sub-Plan as it may deem necessary or appropriate. Decisions of the Committee shall be final and binding on all parties.

12.5	Costs of Establishment and Administration

The costs of introducing and administering the Sub-Plan shall be borne by the Participating Companies.

13.	ALTERATIONS

13.1	Power of Alteration

The Grantor may at any time alter or add to all or any of the provisions of the Sub-Plan in any respect, provided that if an alteration or addition is made to any key feature of the Sub-Plan, at a time when the Sub-Plan is approved by HM Revenue & Customs under Schedule 3, it shall not have effect until it has been approved by HM Revenue & Customs. For the purposes of this clause, a “key feature” is any provision of the Sub-Plan which is necessary to meet the requirements of Schedule 3.

13.2	Employees’ Share Scheme

No alteration shall be made to the Sub-Plan if following the alteration the Sub-Plan would cease to be an Employees’ Share Scheme.

14.	GENERAL

14.1	Termination of Sub-Plan

The Sub-Plan shall terminate upon the termination of the Plan (but in any event not later than the tenth anniversary of its adoption by the Committee) or at any earlier time by the passing of a resolution by the Committee or an ordinary resolution of the Company in general meeting. Termination of the Sub-Plan shall be without prejudice to the subsisting rights of Sub-Plan Option Holders.

14.2	Financial Assistance and Recharges

Any Subsidiary of the Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Sub-Plan, or enter into any guarantee or indemnity for those purposes to the extent permitted by Section 153 of the Companies Act 1985. In addition, the Company may require any Subsidiary to enter into such other agreement or agreements as it shall deem necessary to oblige such Subsidiary to reimburse the Company for any other amounts paid by the Company hereunder, directly or indirectly in respect of such Subsidiary’s employees.

14.3	Loss of Office or Employment

Any person who ceases to have the status or relationship of an employee with any Group Member as a result of the termination and/or giving of notice of termination of his employment for any reason and howsoever that termination and/or giving of notice of termination occurs, whether lawfully or otherwise, shall not be entitled and shall be deemed irrevocably to have waived, any entitlement by way of damages for dismissal or by way of compensation for loss of office or employment or otherwise to any sum, damages or other benefits to compensate that person for the loss or alteration of any rights, benefits or expectations in relation to any Sub-Plan Option, the Sub-Plan or any instrument executed pursuant to it.

14.4	Legal Entitlement

Nothing in the Sub-Plan shall be deemed to give any employee of any Participating Company any right to participate in the Sub-Plan. Nothing in the Sub-Plan or in any instrument executed pursuant to it will confer on any person any right to continue in employment, nor will it affect the right of any Group Member to terminate and/or give notice to terminate the employment of any person without liability at any time with or without cause, nor will it impose upon the Grantor or any other person any duty or liability whatsoever (whether in contract, tort or otherwise) in connection with:

(a)	the lapsing of any Sub-Plan Option pursuant to the Sub-Plan;

(b)	the failure or refusal to exercise any discretion under the Sub-Plan; and/or

(c)	a Sub-Plan Option Holder ceasing and/or giving or receiving notice to cease to hold an office or employment for any reason whatsoever.

14.5	Wages

Sub-Plan Options shall not (except as required by taxation law) form part of the emoluments of individuals or count as wages or remuneration for pension or other purposes.

14.6	Data Protection

By participating in the Sub-Plan, a Sub-Plan Option Holder consents to the holding and processing of personal data provided by the Sub-Plan Option Holder to the Company for all purposes relating to the operation of the Sub-Plan, including, but not limited to administering and maintaining Sub-Plan Option Holder records, providing information to the Trustees, registrars, brokers, savings carrier or other third party administrators of the Sub-Plan, providing information to future purchasers of the Company or the business in which the Sub-Plan Option Holder works and transferring information about the Sub-Plan Option Holder to a country or territory outside the European Economic Area.

14.7	Third Party Rights

No third party will have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Sub-Plan (without prejudice to any right of a third party which exists other than under that Act).